Exhibit 99.1

FOR IMMEDIATE RELEASE

HF2 FINANCIAL MANAGEMENT INC.
ANNOUNCES AMENDMENT TO INVESTMENT AGREEMENT

Denver, Colorado, March 4, 2015 – HF2 Financial Management Inc. (“HF2” or the “Company”) (NASDAQ: HTWO), a special purpose acquisition company, previously announced on September 17, 2014 that it had entered into an Investment Agreement (“Investment Agreement”) with ZAIS Group Parent, LLC (“ZGP”) and the members of ZGP (“ZGP Founder Members”), which transaction is referred to as the “Business Combination.” HF2 filed a Current Report on Form 8-K with the Securities and Exchange Commission today disclosing the information set forth below as well as additional information about HF2’s pro forma financial information and ZGP.

The Company is scheduled to hold its special meeting of stockholders to approve the Business Combination on March 9, 2015 at 9:00 a.m. eastern time at the offices of Morgan, Lewis & Bockius LLP, 399 Park Avenue, New York, NY 10022. In connection with its special meeting, and to afford stockholders time to consider the information set forth below, the Company has extended the deadline for public stockholders to request redemption of their shares of Class A Common Stock to 5:00 p.m. Eastern time on March 6, 2015.

As of February 13, 2015, the Company had received 13,321,528 shares, out of 23,592,150 shares of Class A Common Stock outstanding (or 56.4%) validly submitted for redemption. Certain of the Company’s sponsors, directors and officers or their affiliates, and certain of the ZGP Founder Members (the “Purchaser Parties”) have advised the Company that they intend to purchase shares of Class A Common Stock with an aggregate value of approximately $42 million in the open market or in privately negotiated transactions, as described below, from stockholders who have elected to redeem their Class A Common Stock. The purchase of these shares will increase the likelihood of satisfaction of the requirement that the Company have available at least $65 million—the revised minimum requirement for closing the Business Combination—in the trust account maintained for the benefit of HF2’s public stockholders (“Trust Account”) at the closing of the Business Combination, after giving effect to redemptions and the Expense Payments.

Amendment to Investment Agreement

Pursuant to the terms of the original Investment Agreement, HF2 will contribute cash to ZGP in exchange for newly issued Class A units of ZGP (“Class A Units”), which are referred to as the “Acquired Units.” Pursuant to the Investment Agreement, the contribution amount for the Acquired Units is an amount in cash equal to the assets in the Trust Account, after giving effect to redemptions, less HF2’s aggregate costs, fees and expenses incurred in connection with or pursuant to the consummation of the Business Combination (“Expense Payments”).

On March 4, 2015, HF2, ZGP and the ZGP Founder Members entered into a Second Amendment to the Investment Agreement (“Second Amendment”) pursuant to which the parties agreed that the condition to the closing of the Business Combination relating to the amount available in the Trust Account would be reduced from not less than $100,000,000 in cash to not less than $65,000,000, after giving effect to the redemptions of Class A Common Stock in connection with the Business Combination and the Expense Payments (other than certain notes issued to HF2’s financial advisers).

In addition, prior to the Second Amendment, the Investment Agreement stated that, if the aggregate Expense Payments exceeded $10,000,000, then additional Class A Units would be issued to the ZGP Founder Members, which would decrease the Company’s ownership of ZGP. As revised by the Second Amendment, if Expense Payments exceed $5,600,000, then additional Class A Units will be issued to the ZGP Founder Members.

Amendments to Agreements with Financial Advisors

Pursuant to the original agreement that the Company entered into with EarlyBirdCapital, Inc. (“EBC”) and Sandler O’Neill & Partners, L.P. (“Sandler”) at the time of its initial public offering, the Company agreed to pay to EBC and Sandler an aggregate advisory fee of $7.0 million upon the consummation of the Business Combination. The Company also entered into an agreement with Sidoti & Company LLC (“Sidoti”; Sidoti, together with EBC and Sandler, are referred to as “Adviser Firms”) pursuant to which the Company would receive advisory services from Sidoti in exchange for a cash fee of $400,000, to be paid out of the $7.0 million fee owed to EBC and Sandler. The Company has amended its agreements with the Adviser Firms to provide that the Company will: (i) pay the Adviser Firms an aggregate of $1,350,000 in cash (the “Cash Fee”), (ii) issue to the Adviser Firms promissory notes in an aggregate principal amount of $1,250,000, which have an interest rate equal to the applicable federal rate and a two-year term (the “Notes”), and (iii) issue to the Adviser Firms an aggregate of 150,000 shares of Class A Common Stock (the “Adviser Shares”). The Cash Fee, Notes and Adviser Shares would be delivered to the Adviser Firms upon the Closing. The Notes will be excluded from the definition of “Expense Payments” for purposes of calculating whether the minimum cash closing condition of $65 million in the Trust Account is satisfied, but not for purposes of determining whether additional Class A Units will be issued to the ZGP Founder Members. The Adviser Shares will be excluded from the definition of “Expense Payments” for all purposes to the extent an equivalent number of shares of Class A Common Stock are transferred to the Company from the sponsors. The effect of the amended agreements with the Adviser Firms is to increase the cash contributed to ZGP in the Business Combination by $5.65 million. ZGP will in turn make payments aggregating $4.4 million to Neil A. Ramsey as described below.

Ramsey Agreements

On March 4, 2015, ZGP entered into an agreement with Neil A. Ramsey, an affiliate of NAR Special Global, LLC and of dQuant Special Opportunities Fund, L.P. (together, the “Ramsey Investors”), each of which are significant stockholders of HF2, under which ZGP has agreed to pay Mr. Ramsey, within five business days from, and conditioned on, the closing of the Business Combination, an incentive fee of $3.4 million if Mr. Ramsey causes the Ramsey Investors to purchase from stockholders who have tendered their shares of Class A Common Stock for redemption such number of shares of Class A Common Stock as is necessary to meet the closing condition that there be at least $65 million in the Trust Account after giving effect to redemptions and the Expense Payments (other than the Notes). ZGP also has agreed to enter into a two-year Consulting Agreement with Mr. Ramsey through RQSI Ltd, an entity controlled by Mr. Ramsey, under the terms of which, among other things, Mr. Ramsey will provide consulting services to ZGP, its senior management team and ZAIS Group, LLC, as requested by ZGP’s managing member, from time to time during the 24 month period beginning on, and subject to, the closing of the Business Combination. Mr. Ramsey may not compete against ZGP during the term of the Consulting Agreement, and for two years following its termination. In consideration for his undertakings under the Consulting Agreement, ZGP will pay Mr. Ramsey a consulting fee of $500,000 per annum payable in monthly installments. ZGP may terminate the Consulting Agreement for cause, as defined in the Consulting Agreement.

If the purchases of shares necessary to earn the incentive fee are made by the Ramsey Investors, the Ramsey Investors will have invested an aggregate of $60,000,000 through open market purchases in February and March 2015.  The payment by ZGP to Ramsey of the incentive fee described above and of the amounts due under the Consulting Agreement could be viewed as effectively reducing the per share cost to the Ramsey Investors for the Class A Units by $0.77 per share relative to the per share cost of the other Purchaser Parties.

About ZAIS

Founded by Christian Zugel in 1997, ZAIS Group, LLC is an investment management company focusing on investments in structured credit strategies with approximately $4.1 billion of assets under management as of December 31, 2014. Based in Red Bank, NJ with operations in London and Shanghai, the Company employs over 120 professionals across investment management, client relations, information technology, analytics, law, compliance, risk management and operations.

About HF2

HF2 Financial Management Inc. (NASDAQ: HTWO) was formed on October 5, 2012 for the purpose of acquiring one or more businesses in the financial services industry. HF2’s registration statement for its initial public offering was declared effective on March 21, 2013, and the offering closed on March 27, 2013, generating net proceeds of approximately $185.9 million from the sale of 19.2 million Class A Shares, including full exercise of the underwriters’ over-allotment option and Class A Shares purchased by HF2’s founders in a concurrent private placement. As of December 31, 2014, HF2 held approximately $184.8 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the Business Combination.

Company Contacts:

Bruce Cameron	Mike Szymanski
Chairman and Chief Executive Officer	President
HF2 Financial Management Inc.	ZAIS Group, LLC
Tel: 212-207-1000	Tel: 732-212-2386
bcameron@hf2financial.com	mszymanski@zaisgroup.com

Media Contact:
Doug Donsky
FTI Strategic Communications
Tel: 212-850-5740
Doug.donsky@fticonsulting.com

Forward Looking Statements

This press release, and other statements that HF2 may make, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including, for example, statements about (1) the ability to complete and the benefits of the transaction with the Company; and (2) HF2’s and the Company’s future financial or business performance, strategies, growth initiatives and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

HF2 cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and HF2 assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in HF2’s filings with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the inability of HF2 to consummate the transaction with the Company and realize the benefits of such transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, and retain its management and key employees; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement between HF2 and the Company for the business combination; (3) the outcome of any legal proceedings that may be instituted against HF2, the Company or others following announcement of the proposed transaction; (4) the inability to meet Nasdaq’s listing standards and to continue to be listed on the NASDAQ Stock Market; (5) the risk that the proposed transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the transactions described herein; (6) costs related to the proposed transaction; (7) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (8) the relative and absolute investment performance of advised or sponsored investment products; (9) the impact of capital improvement projects; (10) the impact of future acquisitions or divestitures; (11) the unfavorable resolution of legal proceedings; (12) the extent and timing of any share repurchases; (13) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (14) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to HF2; (15) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and HF2; (16) the ability to attract and retain highly talented professionals; and (17) the impact of changes to tax legislation and, generally, the tax position of HF2.

HF2’s filings with the SEC, including HF2’s definitive proxy statement in connection with the stockholder vote on the proposed transaction, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Additional Information and Where to Find It

HF2 filed on January 26, 2015 a definitive proxy statement on Schedule 14A with the SEC in connection with the stockholder vote on the proposed transaction. STOCKHOLDERS OF HF2 AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO APPROVE THE PROPOSED TRANSACTION BECAUSE THIS PROXY STATEMENT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement was mailed on January 29, 2015 to stockholders of record on January 26, 2015. Stockholders may also obtain a copy of the definitive proxy statement, and other relevant documents, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting HF2’s secretary at HF2 Financial Management Inc., 999 18th Street, Suite 3000, Denver, Colorado 80202.